UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2011, our compensation committee, after considering a competitive market review of total compensation for our executive officers and obtaining guidance from an independent compensation specialist, increased the annual base salaries of the executive officers listed below to the following amounts, retroactive to January 1, 2011:

Name	2010 Annual Base Salary ($)	2011 Annual Base Salary ($)
Andrew S. Clark	475,000	525,000
Daniel J. Devine	290,000	325,000
Rodney T. Sheng	300,000	335,000
Ross Woodard	250,000	260,000

The compensation committee also approved the 2011 target cash bonuses for the executive officers listed below, in the following amounts:

Name	2011 Target Bonus Amount ($)
Andrew S. Clark	525,000
Daniel J. Devine	162,500
Rodney T. Sheng	201,000
Ross Woodard	130,000

Such bonuses will be based on the achievement of certain performance goals to be established by the compensation committee. Actual bonuses payable for fiscal year 2011, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the goals to be established by the compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2011		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel